Exhibit 5.1

Kenneth Eade

Attorney at Law

6399 Wilshire Blvd., Suite 507

Los Angeles, California 90048

(323) 782-8802 Fax: (310) 861-0620

May 3, 2011

Board of Directors

Premier Holding Corp.

4705 West Addisyn Court

Visalia, CA  93291

Re: Premier Holding Corporation Registration Statement on Form S-1

Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 as amended (the “Registration Statement”), filed by Premier Holding Corporation (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), which will be issued and sold by the Company, in a best efforts offering through its officers and directors, without the use of an underwriter.

I am acting as counsel for the Company in connection with the sale by the Company of the Shares. In such capacity, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

I express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Nevada (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion, that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for, will be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

        Very truly yours,

    /s/Kenneth G. Eade

        Kenneth G. Eade, Attorney at Law